                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                     36-0899825
                                                        (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

     One First National Plaza, Chicago, Illinois        60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                         INDIANA MICHIGAN POWER COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     Indiana                                            35-0410455
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


     ONE SUMMIT SQUARE
     FORT WAYNE, INDIANA                                46801
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                                Debt Securities
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
            Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of April, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     April 6, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Indiana Michigan Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   THE FIRST NATIONAL BANK OF CHICAGO

                                By /s/ John R. Prendiville
                                John R. Prendiville
                                Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0303  Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:                             0/3/6/1/8
                                                  ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                    Dollar Amounts in           C400
                                                                    -----------------           ----

ASSETS
1.      Cash and balances due from depository institutions (from Schedule
        RC-A):
        a. Noninterest-bearing balances and currency
        and coin(1)                                                                             0081         4,267,336     1.a.
        b. Interest-bearing balances(2)                                                         0071         6,893,837     1.b.
2.      Securities
        a. Held-to-maturity securities(from Schedule
        RC-B, column A)                                                                         1754                 0     2.a.
        b. Available-for-sale securities (from
        Schedule RC-B, column D).....................                                           1773         5,691,722     2.b.
3.      Federal funds sold and securities purchased under agreements to
        resell                                                                                  1350         6,339,940     3.
4.      Loans and lease financing receivables:
        a. Loans and leases, net of unearned income (from Schedule
        RC-C)                                                          RCFD 2122 25,202,984                                4.a.
        b. LESS: Allowance for loan and lease
        losses                                                         RCFD 3123    419,121                                4.b.
        c. LESS: Allocated transfer risk reserve                       RCFD 3128                                     0     4.c.
        d. Loans and leases, net of unearned
        income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)                                                    2125        24,783,863     4.d.
        5. Trading assets (from Schedule RD-D)                                                  3545         6,703,332     5.
6.      Premises and fixed assets (including capitalized leases)                                2145           743,426     6.
7.      Other real estate owned (from Schedule RC-M)                                            2150             7,727     7.
8.      Investments in unconsolidated subsidiaries and associated
        companies (from Schedule RC-M)                                                          2130           134,959     8.
9.      Customers' liability to this bank on acceptances outstanding                            2155           644,340     9.
10.     Intangible assets (from Schedule RC-M)                                                  2143           268,501    10.
11.     Other assets (from Schedule RC-F)                                                       2160         2,004,432    11.
12.     Total assets (sum of items 1 through 11)                                                2170        58,483,415    12.


-------------
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.


Legal Title of Bank:                The First National      Call Date:  09/30/97 ST-BK:  17-1630 FFIEC
                                    Bank of Chicago         031
Address:                            One First National      Page RC-2
                                    Plaza, Ste 0303
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ---------

 SCHEDULE RC-CONTINUED
                                                                     DOLLAR AMOUNTS IN
                                                                         Thousands                       BIL MIL THOU
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.     Deposits:
        a. In domestic offices (sum of totals of columns A and C
           from Schedule RC-E, part 1)                                                      RCON 2200      21,756,846     13.a
           (1) Noninterest-bearing(1)                                 RCON 6631  9,197,227                                13.a.1
           (2) Interest-bearing                                       RCON 6636    559,619                                13.a.2
        b. In foreign offices, Edge and Agreement subsidiaries, and
           IBFs (from Schedule RC-E, part II)                                               RCFN 2200      14,811,410     13.b.
           (1) Noninterest bearing                                    RCFN 6631    332,801                                13.b.1
           (2) Interest-bearing                                       RCFN 6636 14,478,609                                13.b.2
14.     Federal funds purchased and securities sold under agreements
        to repurchase:                                                                      RCFD 2800       4,535,422     14
15.     a. Demand notes issued to the U.S. Treasury                                         RCON 2840          43,763     15.a
        b. Trading Liabilities(from Schedule RC-D).............                 RCFD 3548        6,523,239      15.b
16.     Other borrowed money:
        a. With a remaining  maturity of one year or less                                   RCFD 2332       1,360,165     16.a
        b. With a remaining  maturity of than one year through three years                       A547         576,492     16.b
        c.  With a remaining maturity of more than three years.............                      A548         703,981     16.c
17.     Not applicable
18.     Bank's liability on acceptance executed and outstanding                             RCFD 2920         644,341     18
19.     Subordinated notes and debentures (2)                                               RCFD 3200       1,700,000     19
20.     Other liabilities (from Schedule RC-G)                                              RCFD 2930       1,322,077     20
21.     Total liabilities (sum of items 13 through 20)                                      RCFD 2948      53,987,736     21
22.     Not applicable
EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus                                       RCFD 3838               0     23
24.     Common stock                                                                        RCFD 3230         200,858     24
25.     Surplus (exclude all surplus related to preferred stock)                            RCFD 3839       2,999,001     25
26.     a. Undivided profits and capital reserves                                           RCFD 3632       1,273,239     26.a.
        b. Net unrealized holding gains (losses) on available-for-sale
           securities                                                                       RCFD 8434          24,096     26.b.
27.     Cumulative foreign currency translation adjustments                                 RCFD 3284          (1,515)    27
28.     Total equity capital (sum of items 23 through 27)                                   RCFD 3210       4,495,679     28
29.     Total liabilities and equity capital (sum of items 21 and 28)                       RCFD 3300      58,483,415     29

Memorandum
To be reported only with the March Report of Condition.
1.       Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
         bank by independent external capital                                                                   Number
         auditors as of any date during 1996 .......................................RCFD 6724 ...................N/A      M.1
1 =      Independent audit of the bank conducted in                  4. =   Directors' examination of the bank
         accordance with generally accepted auditing standards       performed by other external auditors (may be required by
         by a certified public accounting firm which submits a       state chartering authority)
         report on the bank
2 =      Independent audit of the bank's parent                      5 =   Review of the bank's financial statements
         holding company conducted in accordance                           by external auditors
         with generally accepted auditing
         standards by a certified public accounting                  6 =   Compilation of the bank's financial
         firm which submits a report on the consolidated                    statements by external auditors
         holding company (but not on the bank separately)
                                                                     7 =   Other audit procedures (excluding tax
                                                                           preparation work)
3 =      Directors' examination of the bank conducted                8 =   No external audit work
         in accordance with generally accepted
         auditing standards by a certified public accounting
         firm (may be required by state chartering authority)

____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.